Exhibit 99.1

VERB To Report Record Annual Growth for 2020

2020 SaaS Recurring Revenue Up 82% Over 2019

2021 Q1 – SaaS Recurring Revenue Guidance Already More than 30% Over Q1 2020

●	Full-year SaaS recurring revenue up 82% over previous year
●	Full-year total digital revenue up 53% over previous year
●	Fourth quarter 2020 SaaS Recurring revenue up 31% over previous year
●	Fourth quarter 2020 total digital revenue up 14% over previous year
●	Completed accretive acquisition of SoloFire, a leading SaaS sales enablement platform for healthcare and life sciences sales
●	VERB platform continues to gain traction and grow user downloads – now up to 1.93M (as of 3.26.21)
●	verbLIVE fully integrated with Salesforce platform and available on Salesforce AppExchange
●	Winner of Salesforce AppExchange’s Demo Jam for Salesforce productivity apps
●	Microsoft Outlook integration in public beta testing, expecting commercial release
●	verbTEAMS with verbLIVE launched in January, a CRM and content management solution with livestream selling feature for small businesses and solopreneurs
●	Ranked #1 among sales platforms for direct sales enterprise by Social Selling News
●	Added to Russell Microcap® Index
●	Q1 2021 unaudited projected results indicate more than 30% SaaS recurring revenue growth over previous year and approximately 10% over fourth quarter 2020

NEWPORT BEACH, Calif. and SALT LAKE CITY, March 30, 2021 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), a SaaS sales enablement platform rapidly emerging as the market leader in business-focused interactive video sales and marketing tools, including livestream ecommerce, CRM, and content management applications, to report financial and operating results tomorrow for the full year 2020 and the quarter ending December 31, 2020.

Full Year 2020 and Recent Company Highlights to be Discussed on the Earnings Call

●	SaaS recurring revenue of approx. $5.1 million in 2020, up 82% over the previous year

●	Total Digital revenue of approx. $6.5 million, up 53% over the previous year

●	Total Non-Digital revenue of approx. $3.5 million, down 29% from the previous year, consistent with strategic objective to shift revenue mix towards Digital products

●	Total combined revenue of approx. $10 million in 2020, up 10% over the previous year

●	Completed the integration of livestream ecommerce application verbLIVE, with the platform of enterprise CRM giant Salesforce

●	Beta program for integration of VERB’s interactive video technology with Microsoft Outlook integration now underway, with availability anticipated through Microsoft’s Commercial Marketplace and Co-Sell program with Microsoft’s field sales upon commercial release

●	Completed accretive acquisition of SoloFire, giving VERB immediate entry into the lucrative medical and life sciences sales market, which the Company believes is one of the largest and fastest growing markets for the sales enablement software industry

●	Launched verbTEAMS, a self-onboarding content management and customer relationship management system with built-in livestream ecommerce capability and one-click synchronization to Salesforce, for small businesses and solo entrepreneurs

●	Total SaaS revenue for the fiscal year ended 2020 was $6.1 million - up 31% on a pro forma basis from $4.6 million over the same period last year

●	Total Digital revenue for the fiscal year ended 2020 was $7.5 million - an increase of 18% on a pro forma basis, from $6.3 million for the same period last year

●	Total user downloads now at 1.93M, up more than 250 % over the 550,000 reported in same period last year and up from approximately 1.56M reported in the third quarter 2020

●	In March 2021, VERB closed a registered direct offering for straight common shares without warrants for gross proceeds of $15.0 million; in July 2020, VERB closed an underwritten public offering of common stock without warrants for gross proceeds of approximately $13.8 million

●	In January 2021, VERB ranked first in Social Selling News’ list of companies providing apps for direct selling, ranked by the number of clients over the past 12 months

●	In November 2020, VERB won Salesforce’s AppExchange Demo Jam for productivity apps with a demonstration of verbLIVE, which featured five other companies including Adobe and Smartsheet

●	Added Shaklee and Market America | SHOP.COM to growing roster of clients

●	In June, VERB was added to the Russell Microcap® Index as part of the 2020 Russell indices’ annual reconstitution

●	Launched several initiatives to help small businesses recover from the impact of the pandemic, as well as Verb for Humanity, as part of continuing and growing commitment to ESG initiatives

Financial Results

Year Ended December 31, 2020

●	Total Digital revenue was $6.5 million, an increase of 53% from the previous year

●	Total SaaS recurring revenue (a component of total Digital revenue) was $5.1 million, an increase of 82% from the previous year. SaaS recurring revenue as a percentage of total Digital revenue was 79%, compared with 66% for the previous year

●	Total revenue was $10.0 million, an increase of 10% from the previous year, but also reflecting the Company’s strategic change in revenue mix with a substantially higher percentage of its revenue coming from its digital applications business

●	Cost of revenue was $4.8 million, a decrease from $4.9 million for the previous year

●	Gross margins increased 22% over previous year

●	Research and development expenses were $7.9 million, an increase of 84% from the previous year. The increase was attributable to the development of verbLIVE and enhancements to verbCRM and VERB’s core platform to facilitate native integrations with Salesforce, Microsoft, and other channel partners

●	General and administrative expenses were $20.5 million, an increase of 39% from the previous year, reflecting non-cash stock-based compensation expense of $6.1 million and labor-related costs to support growth, as well as expenses related to the acquisition of SoloFire

●	Cash totaled $1.8 million as of December 31, 2020, compared with $983,000 on December 31, 2019.

Three Months Ended December 31, 2020

●	Added 15 new client contracts with a guaranteed base value of $617,000 and $325,000 in annual recurring revenue

●	Total Digital revenue was $1.5 million, an increase of 14% from the same quarter last year

●	Total SaaS recurring revenue (a component of total Digital revenue) was $1.3 million, an increase of 31% from the same period last year. SaaS recurring revenue as a percentage of total Digital revenue was 86%, compared with 74% for the same period last year

●	Total revenue was $2.1 million, a 16% decline from the same period in 2019, reflecting the Company’s 2020 strategy to reduce its focus on lower margin non-digital products and the successful execution of its strategy to ensure a substantially higher percentage of total revenue is generated from its digital business

●	Cost of revenue was $1.3 million, in line with the same period last year

●	Research and development expenses were $2.6 million, compared with $1.2 million for the same period last year. The increase was attributable to the development of verbLIVE and enhancements to verbCRM and VERB’s core platform to facilitate native integrations with Salesforce, Microsoft, and other channel partners

●	General and administrative expenses were $6.3 million, an increase of 5% from the same period last year, reflecting increases in stock-based compensation expense and labor-related costs to support growth, as well as expenses related SoloFire

Three Months Ended March 31, 2021 – (UNAUDITED PROJECTED)

●	Total Digital unaudited projected revenue was $1.8 million, an increase of 24% over the same period last year, and already over 20% of Q4 2020

●	Total SaaS recurring unaudited projected revenue (a component of total Digital revenue) was $1.4 million, an increase of 30% over the same period last year and already over 10% of Q4 2020

●	SaaS recurring unaudited projected revenue as a percentage of total Digital revenue was 79%, compared with 73% for the same period last year

Conference Call Information

VERB management will hold a conference call tomorrow, March 31, 2021 at 4:30 PM Eastern time, to discuss its results in greater detail. A telephonic replay of the conference call is available from 7:30 PM Eastern time on the same day through April 14, 2021.

Live Call:

Date: Wednesday, March 31, 2021

Time: 4:30 PM Eastern time (1:30 PM Pacific time)

U.S. dial-in number: 1-877-407-4018

International number: 1-201-689-8471

Replay:

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13717712

About VERB

VERB Technology Company, Inc. (Nasdaq: VERB) is rapidly emerging as the market leader in business-focused interactive video sales and marketing tools, including livestream ecommerce, CRM, and content management applications. With offices in California and Utah, USA, VERB provides next-generation software applications to sales-based organizations in more than 60 countries and 48 languages. The Company’s proprietary, patented, and patent-pending technology platform produces real-time, measurable results, with customers reporting greater than 600% increases in conversion rates. VERB’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is also integrated into popular ERP, CRM, and marketing platforms. For more information, please visit www.verb.tech.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “expect,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including SaaS Recurring Revenue, as well as statements regarding the Company’s progress towards achieving its strategic objectives, including the successful integration and future performance of acquisitions and performance of SoloFire. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

888.504.9929

investors@verb.tech

Media Contact:

855.250.2300, ext.107

info@verb.tech